Exhibit 10.4
FIRSTAMENDMENT TO THE
COMMUNITY FIRST BANK AND TRUST
2006 MANAGEMENT INCENTIVE COMPENSATION PLAN
     WHEREAS, Community First Bank and Trust the (“Bank”) sponsors the Community First Bank and Trust 2006 Management Incentive Compensation Plan (the “Plan”); and
     WHEREAS, the Bank desires to amend the Plan to make changes required or permitted by Section 409A of the Internal Revenue Code of 1986 and the regulations promulgated thereunder.
     NOW, THEREFORE, in consideration of the premises, effective as of January 1, 2009, the Bank hereby amends the Plan in the following respects:
1. Section VIII.C. is deleted in its entirety and replaced with the following:
C.	Distributions of Awards
Payments will be made upon recommendation by Senior Bank Management and approval of the Board of Directors and shall occur between January 1 and March 15 following the completion of the management incentive compensation year. Any undistributed funds will revert to the Bank and the fund will terminate.
2. Section VIII.J. (Deferral Option) is deleted in its entirety and is reserved for the addition of future language to the Plan. As a result of such deletion, participants may not defer the receipt of any management incentive award earned under the Plan.
3. Section IX.K. is deleted in its entirety and replaced with the following:
K.	Distributions of Awards
Payments will be made upon approval by Senior Bank Management and shall occur between January 1 and March 15 following the completion of the incentive compensation year. Any undistributed funds will revert to the Bank and the fund will terminate.
4. Section IX.R. (Deferral Option) is deleted in its entirety and is reserved for the addition of future language to the Plan. As a result of such deletion, participants may not defer the receipt of any incentive award earned under the Plan.

     IN WITNESS WHEREOF, the undersigned have executed this First Amendment to the Plan as of the date first stated above.
COMMUNITY FIRST BANK AND TRUST
  By: Marc Lively
  Its: President and CEO

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